UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2014

Regal Entertainment Group

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On October 27, 2014, Regal Entertainment Group (“Regal”) announced its financial results for its third fiscal quarter ended September 25, 2014.  A copy of the press release is furnished to the United States Securities and Exchange Commission (the “Commission”) with this current report on Form 8-K as Exhibit 99.1.

Regal is also furnishing to the Commission as Exhibit 99.2 to this current report on Form 8-K certain other financial information for its last four completed fiscal quarters, including reconciliations to the most directly comparable GAAP financial measures of the non-GAAP financial measures included therein.

Item 7.01   Regulation FD Disclosure.

On October 27, 2014, Regal announced that its Board of Directors has authorized the exploration of strategic alternatives to enhance shareholder value, which may include a potential sale of Regal.  A copy of the press release is furnished to the Commission with this current report on Form 8-K as Exhibit 99.1.

Item 8.01   Other Events.

On October 27, 2014, Regal’s board of directors declared a quarterly cash dividend of $0.22 and a special cash dividend of $1.00 per share of Class A and Class B common stock, each payable on December 15, 2014 to the Class A and Class B common stockholders of record on December 4, 2014.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release furnished pursuant to Item 2.02 and Item 7.01
99.2	Reconciliations of Non-GAAP Financial Measures furnished pursuant to Item 2.02

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: October 27, 2014	By:	/s/ David H. Ownby
	Name:	David H. Ownby
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release furnished pursuant to Item 2.02 and Item 7.01
99.2	Reconciliations of Non-GAAP Financial Measures furnished pursuant to Item 2.02